Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of [__], 2017 (the “Effective Date”) by and between Naked Brand Group Inc., a Nevada corporation (the “Company”), and [__________], a shareholder (“Shareholder”) of the Company.

WITNESETH:

WHEREAS, the Shareholder is, as of the date hereof, the record and beneficial owner of the number of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, set forth opposite such Shareholder’s name on Schedule I hereto (the “Shares”);

WHEREAS, the Company and Bendon Limited (“Bendon”) propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for Bendon to merge with a newly formed wholly owned subsidiary of the Company, with Bendon surviving as a direct or indirect wholly-owned subsidiary of the Company (the “Merger”); and

WHEREAS, as a condition to the willingness of the Company and Bendon to enter into the Merger Agreement and as an inducement and in consideration therefor, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 1.1       Agreement to Vote Shares. The Shareholder hereby agrees to vote the Shares (i) in favor of the Merger, and/or (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including, but not limited to, any other extraordinary corporate transaction, including a merger, acquisition, sale, consolidation, reorganization or liquidation involving the Company and a third party, or any other proposal of a third party to acquire the Company, and affirms that the irrevocable proxy set forth herein in Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement.

Section 1.2       Grant of Irrevocable Proxy. If requested by the Company, the Shareholder shall appoint the Company and any designee of the Company, and each of them individually, as the Shareholder’s proxy, with full power of substitution and resubstitution, to vote during the voting period with respect to the Shares and any other shares of Common Stock of the Company hereafter acquired on the matters and in the manner specified in Section 1.1. The Shareholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of any such proxy. The Shareholder affirms that any irrevocable proxy given by him with respect to this Agreement and the transactions contemplated hereby shall be given to the Company by such Shareholder to secure the performance of the obligations of the Shareholder under this Agreement. It is agreed that the Company (and its officers on behalf of the Company) will use the irrevocable proxy that may be granted by the Shareholder only in accordance with applicable law and only if such Shareholder fails to comply with Section 1.1 and that, to the extent the Company (and its officers on behalf of the Company) uses any such irrevocable proxy, he will only vote the shares subject to such irrevocable proxy with respect to the matters specified in, and in accordance with the provisions of, Section 1.1.

Section 1.3       Nature of Irrevocable Proxy. Any proxy granted pursuant to Section 1.2 to the Company by the Shareholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Shareholder. Any proxy that may be granted hereunder shall terminate upon the termination of this Agreement.

ARTICLE II
COVENANTS

Section 2.1       Shares.      Prior to the termination of this Agreement, except as otherwise provided herein, Shareholder shall not: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing (“Transfer”), any or all of the Shares or any right or interest therein; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (d) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares; (e) exercise, or give notice of an intent to exercise, any options unless the Shares underlying such options become subject to this Agreement upon such option exercise; or (f) take any other action that would in any way restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

The Shareholder hereby represents and warrants to the Company as follows:

Section 3.1      Authority, etc. The Shareholder (i) if a natural person, represents that the Shareholder has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Shareholder is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. This Agreement has been duly executed and delivered by the Shareholder and (assuming the due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

Section 3.2       Ownership of Shares. As of the date hereof, the Shareholder is the lawful owner of the Shares and has the sole power to vote or cause to be voted such Shares or holds the power to vote or cause to be voted such Shares solely with one or more other persons. The Shareholder has good and valid title to the Shares owned by the Shareholder, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (i) those created by this Agreement, or (ii) those existing under applicable securities laws. As of the date hereof, the Shareholder does not own any other shares of Common Stock of the Company other than the Shares.

Section 3.3        No Conflicts. (a) No authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Shareholder and (b) none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of the Shares or its assets may be bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair the Shareholder’s ability to perform his obligations under this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Shareholder as follows:

Section 4.1      Due Organization, etc. The Company is a Nevada corporation duly organized and validly existing under the laws of Nevada. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Shareholder) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

Section 4.2       No Conflicts. (a) No authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Company and (b) none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Company, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair the Company’s ability to perform its obligations under this Agreement.

ARTICLE V
TERMINATION

Section 5.1       Termination. This Agreement shall automatically terminate, and neither the Company nor the Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon (i) the failure by the Company and Bendon to execute the Merger Agreement by February 10, 2017, or (ii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent either party from seeking any remedies (at law or in equity) against the other party or relieve any party from liability for such party’s willful and material breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of Article VI shall survive the termination of this Agreement.

ARTICLE VI
MISCELLANEOUS

Section 6.1      Further Actions. Each of the parties hereto agrees to take any all actions and to do all things reasonably necessary or appropriate to effectuate this Agreement.

Section 6.2      Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 6.3       Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, post pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to a Shareholder, at the address set forth below such Shareholder’s name on Schedule I hereto:

If to the Company, to:

Naked Brand Group Inc.
95 Madison Avenue, 10th Floor
New York, NY 10016

with a copy to (which shall not constitute notice):

Duane Morris LLP
1540 Broadway
New York, New York 10036-4086
Attention: Nanette C. Heide, Esq.
Fax No: (212) 202-5334

Section 6.4      Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 6.5      Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 6.6       Entire Agreement; Assignment. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that the Company may assign, in its sole and absolute discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of the Company. No assignment shall release the Company of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 6.7      Parties in Interest. The Company and the Shareholder hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 6.2 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 6.8       Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any references to the masculine gender of any pronoun shall be deemed to include references to the feminine and gender neutral form of such pronoun. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with the terms hereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 6.9      Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 6.10    Specific Performance. The parties acknowledge that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and that, in addition to other rights or remedies, the parties shall be entitled to seek enforcement of any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy.

Section 6.11   Submission to Jurisdiction. The parties hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 6.3 (or to such other address for notices as provided by such party pursuant to Section 6.3) or in any other manner permitted by law shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York or (ii) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to please or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.12    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12.

Section 6.13     Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or electronic submission via .pdf file), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile or electronic submission via .pdf file) to the other parties.

Section 6.14     Acknowledgments. The Company acknowledges that the Shareholder has entered into this Agreement solely in its capacity as the record and/or beneficial owner of the Shares and not in any capacity as a director or officer of the Company. Nothing herein shall limit or affect any actions taken by the Shareholder or its affiliates or designee, or require the Shareholder or its affiliates or designee to take any action, in each case, in his or her capacity as a director or officer of the Company, and any actions taken, or failure to take any actions, by such a director or officer in such capacity shall not be deemed to constitute a breach of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Shareholder have caused this Agreement to be duly executed and delivered as of the first date written above.

NAKED BRAND GROUP INC.

By:
Name:
Title:

SHAREHOLDER

By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE I

Number of Shares:

Certificate Number: